UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 24, 2005

Siliconix incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-3698	94-1527868

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Laurelwood Road, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     408-988-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On March 24, 2005, Siliconix incorporated issued a press release announcing that in anticipation of receipt of the proposed offer by Vishay to acquire all the outstanding shares of Siliconix that it does not currently own, the Special Committee of the Siliconix board of directors has engaged Lehman Brothers Inc. to provide financial advisory services in evaluating and implementing the determination of the Special Committee in connection with the tender offer when it is formally made.  The Special Committee has also engaged Heller Ehrman LLP as legal counsel. As previously announced, the Special Committee of the Siliconix board of directors, in consultation with Lehman Brothers and Heller Ehrman, will carefully consider and evaluate Vishay’s unsolicited tender offer.  A copy of the press release is furnished as Exhibit 99 to this report.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99	Press release dated March 24, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Siliconix incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2005

SILICONIX INCORPORATED

By:	/s/ WILLIAM M. CLANCY

Name:	William M. Clancy
Title:	Principal Accounting Officer